                                                                    EXHIBIT 10.1


                          TRANSITION SERVICES AGREEMENT


                                     between


                          FORWARD AIR CORPORATION f/k/a
                             Landair Services, Inc.


                                       and


                               LANDAIR CORPORATION



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                                TABLE OF CONTENTS


ARTICLE I
         SERVICES TO BE PROVIDED..................................................................................1
         1.1      Provision of Services...........................................................................1
         1.2      Performance Levels..............................................................................2
         1.3      Instructions....................................................................................2
         1.4      Consents; Indemnification; Assets...............................................................2
         1.5      Systems Availability and Data Integrity.........................................................4
         1.6      Systems Users...................................................................................4

ARTICLE II
         PAYMENT FOR SERVICES.....................................................................................4
         2.1      Costs...........................................................................................4
         2.2      Invoices; Payment Procedures....................................................................5
         2.3      Disputed Fees...................................................................................5

ARTICLE III
         TERM; TERMINATION OF SERVICES............................................................................6
         3.1      Term............................................................................................6
         3.2      Termination of Services.........................................................................6

ARTICLE IV
         COOPERATION..............................................................................................7
         4.1      Cooperation.....................................................................................7
         4.2      Provider Administrative Records.................................................................7
         4.3      Periodic Review of Services.....................................................................7

ARTICLE V
         FORCE MAJEURE............................................................................................7
         5.1      Force Majeure...................................................................................7

ARTICLE VI
         CONFIDENTIALITY..........................................................................................8
         6.1      Confidentiality.................................................................................8

ARTICLE VII
         MISCELLANEOUS............................................................................................9
         7.1      Notices.........................................................................................9
         7.2      Severability...................................................................................10
         7.3      Binding Effect; Assignment.....................................................................10
         7.4      No Third Party Beneficiaries...................................................................10
         7.5      Interpretation.................................................................................10
         7.6      Jurisdiction and Consent to Service............................................................10
         7.7      Entire Agreement...............................................................................11
         7.8      Governing Law..................................................................................11
         7.9      Counterparts...................................................................................11
         7.10     Relationship of the Parties....................................................................11
         7.11     Waiver.........................................................................................11
         7.12     Sole Remedy; No Damages........................................................................12
         7.13     Indemnification................................................................................12



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                          TRANSITION SERVICES AGREEMENT

         This TRANSITION SERVICES AGREEMENT (this "Agreement") is made as of this ____ day of __________, 1998, by and between Forward Air Corporation, a corporation organized under the laws of the State of Tennessee f/k/a Landair Services, Inc. (together with its wholly owned subsidiaries, "FAF"), and Landair Corporation, a corporation organized under the laws of the State of Tennessee (together with its wholly owned subsidiaries, "Landair Corporation").

                              W I T N E S S E T H:

         WHEREAS, FAF is the holder of all of the issued and outstanding shares of $.01 par value per share common stock of Landair Corporation (the "Landair Corporation Common Stock");

         WHEREAS, the Board of Directors of FAF has determined that it is advisable and in the best interests of FAF, its shareholders and Landair Corporation to distribute (the "Distribution") all of the outstanding shares of Landair Corporation Common Stock on a pro rata basis to the holders of the $.01 par value per share common stock of FAF pursuant to the terms of the Distribution Agreement, dated as of _________, 1998, entered into by FAF and Landair Corporation (the "Distribution Agreement") so that after such Distribution, Landair Corporation will be an independent public company (all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Distribution Agreement); and

         WHEREAS, FAF and Landair Corporation have agreed to enter into this Agreement in order for FAF or Landair Corporation, as the case may be, to provide the other with certain services and support during a transition period following the Distribution;

         NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:


                                    ARTICLE I
                             SERVICES TO BE PROVIDED

         1.1 Provision of Services. Subject to all of the terms and conditions hereof, FAF and Landair Corporation hereby agree that FAF shall offer and provide to Landair Corporation and its subsidiaries those services described on SCHEDULE A-1 hereto, and Landair Corporation shall offer and provide to FAF and its subsidiaries the services described on SCHEDULE A-2 hereto (collectively, the "Services"); provided, however, that each of the parties hereto acknowledges and agrees that Services may be added to, or deleted from, SCHEDULE A-1 or SCHEDULE A-2 by mutual consent of the parties at any time (and the Services Fees (as defined herein) shall be adjusted appropriately). As used herein, (a) the term "Recipient" means, with respect to any given Service, the recipient of such Service and for purposes of enforcing this Agreement, FAF or Landair Corporation, as the case may be, shall be treated as the recipient of all Services provided to such recipient and its affiliates, and (b) the term "Provider" means, with respect to any given Service, the provider of such Service and


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for purposes of such definition, FAF or Landair Corporation, as the case may be, shall be treated as the provider of all Services provided by them or any of their affiliates.

         1.2 Performance Levels. In providing the Services, each party shall perform according to the performance levels maintained in the past. Each Service shall be provided priority no less favorably than in the past, consistent with past practices and without discrimination against the party receiving such Service. Any Services to be provided hereunder that were not heretofore provided by FAF or Landair Corporation, as the case may be, shall be provided on a reasonably timely basis.

         1.3 Instructions. The parties agree that the Services provided by Provider shall be essentially ministerial in nature so that Provider shall, in all matters requiring the exercise of discretion, follow Recipient's instructions, which shall be promptly provided to Provider by Recipient to the extent requested by Provider and which must be provided in writing if so requested. Notwithstanding the foregoing, Provider shall not be required to follow any such instructions that, in Provider's reasonable judgment, are inconsistent with the proper performance of its responsibilities, or that require the exercise of discretion, including without limitation the making of decisions regarding the hiring or firing of employees. The parties agree that it is their intent that Provider not be deemed a fiduciary with respect to plans subject to the Employee Retirement Income Securities Act of 1974, as amended.

         1.4 Consents; Indemnification; Assets. If the provision of any of the Services by Provider to Recipient would place Provider or any other subsidiary of Provider in violation or breach of any contract or license between any such entity and any third party, then Recipient and Provider shall use their respective commercially reasonable efforts, with all costs thereof to be borne by Recipient, to obtain forthwith any consent required for Provider to provide such Services to Recipient, and Recipient shall indemnify and hold harmless Provider against all Losses and Liabilities relating to any claims arising from any such alleged violation or breach, such indemnification to be provided in a like manner to the provision of indemnification under the Distribution Agreement. If, after the exercise of such efforts, such consent cannot be obtained, Provider shall use commercially reasonable efforts to provide Recipient with functionally equivalent Services with any additional costs required in providing such Services to be borne by Recipient. Recipient shall indemnify and hold harmless Provider against all Losses and Liabilities which arise from or in any way relate to (i) the use of any software or hardware provided by Recipient or (ii) the use of any software or hardware in connection with the performance of the Services hereunder provided to Recipient, such indemnification to be provided in a like manner to the provision of indemnification under the Distribution Agreement.

                  (a) The Service Fees (as defined herein) to be paid by Recipient hereunder shall subsume all costs incurred by Provider in connection with the performance of its obligations hereunder and in respect of which separate payment or indemnification by Recipient is not otherwise contemplated hereby, including, but not limited to, personnel (including fringe benefits and management fees relating thereto), computer hardware, computer time, printers, voice and data telecommunications equipment, file cabinets, paper files, administrative

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         records, photocopies, incidentals and all other assets owned by
         Provider after the Distribution which are needed in connection with the provision of such Services on a routine and non-routine basis and during peak and non-peak periods; and any such equipment may be replaced from time to time by Provider with functionally equivalent or upgraded equipment.

                  (b) All data, software or other property or assets owned or created by Recipient shall remain the sole and exclusive property and responsibility (including, without limitation, with respect to maintenance, modification and upgrade) of Recipient. Provider shall not acquire any rights to any such data, software or other property or assets, including any derivative works of Recipient-owned software or data created by Provider, pursuant to this Agreement or Provider's performance hereunder.

                  All data, software or other property or assets which are owned by Provider, including without limitation derivative works thereof and new data or software created by Provider at Provider's sole expense pursuant to the provision of Services ("Provider Software") shall be the sole and exclusive property and responsibility (including, without limitation, with respect to maintenance, modification and upgrade) of Provider and any interest of Recipient therein shall be limited to licensed materials, if any. Recipient shall not acquire any other rights to any such data, software or other property or assets pursuant to this Agreement or Recipient's performance hereunder.

                  (c) If as a result of unanticipated events or conditions Recipient reasonably determines that it requires modification of any of the Services or software used in connection therewith upon Recipient's request, Provider shall so modify the Services or software used in connection therewith upon Recipient's request (i) to the extent commercially reasonable, (ii) to the extent such modifications do not adversely affect Provider's ability to maintain its computer systems in connection with its continuing business, and (iii) at Recipient's sole cost and expense subject to Recipient's approval of Provider's estimate. Moreover, Provider may suggest modification of software and may, in its sole discretion, offer to share in the cost thereof if it determines that any such modifications may be beneficial to Provider. Recipient shall have exclusive ownership rights to any software modifications it pays for solely, and shared rights to such modifications with respect to which, and only to the extent that, it shares in the payment therefor.

                  (d) Provider shall provide all support and assistance reasonably requested by Recipient at an arm's-length, negotiated price, in connection with the transfer of any and all Services from Provider to Recipient or any of its affiliates or an alternative third-party service provider selected by Recipient. Specifically, during the term of this Agreement, Provider shall deliver to Recipient (or as directed by Recipient), at the Recipient's request and with minimal interruption to the operations of Provider or its affiliates, all data and programs owned by Recipient or licensed by Recipient from third party vendors, and all backup or archival copies thereof (or any part thereof as specified by Recipient), in hard copy, electronic, magnetic or any other form which is then in Provider's possession or

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         control, as requested by Recipient, and (in the event that this
         Agreement is terminated) copies of all material licensed by Recipient from Provider (with reasonable instructions for the installation and use thereof).

         1.5 Systems Availability and Data Integrity. Provider shall maintain, consistent with past practices, operational recovery procedures to ensure the availability of systems and the integrity of data relating to the Services at all times. In the event of the unavailability of any such systems or the loss or destruction of any such data, Provider shall use commercially reasonable efforts consistent with past practices to restore such systems and recover or replace such data as quickly and completely as possible.

         1.6 Systems Users. In each case as it relates to Recipient's employees, consultants, affiliates or authorized customers during the term of this Agreement the addition or deletion of authorized users ("Users"), including persons authorized at the application level or system level, in regard to any computer system, the modification of computer system authority or access granted to any person, and the control generally of access to and use of computer systems, is to be at the direction of Recipient, and Provider shall permit no changes in such access or use without prior written notice to and consent from Recipient. No User will be allowed system authority or access greater than the application level without the prior written consent of Provider. Each party shall indemnify and hold harmless the other against all degradations in performance levels caused by users authorized for system level access on behalf of, or at the request of, such first party, such indemnification to be provided in a like manner to the provision of indemnification under the Distribution Agreement.

                                   ARTICLE II
                              PAYMENT FOR SERVICES

         2.1 Costs. The prices charged for the Services shall initially be those set forth on SCHEDULES A-1 AND A-2, which have been negotiated on an arm's-length basis (the "Service Fees"). The Service Fees shall be adjusted on an arm's-length basis every six months, except that the Service Fees for the period from the Distribution Date through December 31, 1998 shall be as indicated on SCHEDULES A-1 AND A-2 and Provider shall, not less than three months before any proposed adjustment to Service Fees, provide Recipient with details of any proposed adjustment and justification therefor. The Parties shall negotiate in good faith to reach an agreement within 30 days. Recipient shall not be charged a fee for any improvements or upgrades to facilities or equipment without its prior written consent; provided, however, that Recipient acknowledges and agrees that its failure to timely provide any such consent may adversely affect its abilities to receive Services hereunder, and Provider shall not be liable for any harm to Recipient resulting therefrom. Notwithstanding the immediately preceding sentence, all maintenance fees relating to software used in connection with the provision of Services hereunder shall be billed separately from the Service Fees and shall be paid by Recipient together therewith.


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         2.2      Invoices; Payment Procedures.

                  (a) Not later than 30 days after the end of each calendar month, Provider shall send Recipient an invoice that includes a detailed breakdown of all Service Fees for such month. All invoices shall be sent as follows:


         from FAF to Landair Corporation:    from Landair Corporation to FAF :

              Landair Corporation                  Forward Air Corporation
              Attention:  Controller               Attention: Controller
              430 Airport Road                     430 Airport Road
              Greeneville, Tennessee 37745         Greeneville, Tennessee 37745

All payments of such invoices shall be made by wire transfer or interbank transfer in immediately available funds to Provider's account at such banks as Provider shall designate to Recipient in writing and shall be made within 15 days after the date of any invoice.

                  (b) Landair Corporation or one of its subsidiaries shall establish and maintain an account ("Payroll Account") from which FAF or one of its subsidiaries shall be authorized to draw in order to meet Landair Corporation's or one of its subsidiaries' gross payroll obligations, and Landair Corporation or one of its subsidiaries shall ensure that such Payroll Account is sufficiently funded at all times. Notwithstanding any other provision hereof,

                           (i) Landair Corporation or one of its subsidiaries shall reimburse FAF or one of its subsidiaries for each payroll paid by FAF or one of its subsidiaries to the employees of Landair Corporation or one of its subsidiaries for the period contemplated above, to the extent that FAF or one of its subsidiaries elects to provide funds despite a deficiency in the Payroll Account, and

                           (ii) Landair Corporation or one of its subsidiaries
                  shall provide each such reimbursement by wire transfer of immediately available funds on the day of the issuance of that payroll to such employees.

         2.3 Disputed Fees. In the event that Recipient and Provider have a good faith dispute with respect to the amount of payment for Services actually rendered (other than with respect to the underlying schedule of fees for Services generally), Recipient shall withhold payment only of any unpaid amount in dispute, and shall deliver to Provider promptly (and within 15 days following receipt of any invoice from Provider that is the basis of such dispute) a written statement describing the dispute, which statement shall provide a reasonably detailed breakdown of the disputed payment amounts. The parties agree to use their best efforts to resolve any such dispute hereunder within 15 days following Provider's receipt of Recipient's statement describing the dispute. In the event the parties cannot resolve the dispute within such time period, each discrepancy or disagreement which

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cannot be so resolved shall be submitted to a firm of nationally recognized independent certified public accountants (agreed upon by Provider and Recipient), who shall promptly deliver a report setting forth their calculation of each item that was the subject of discrepancy or disagreement, which report shall be final and binding on the parties. The fees and expenses of such firm shall be borne one-half by Provider and one-half by Recipient, and each party shall bear its own other expenses in connection therewith.

                                   ARTICLE III
                          TERM; TERMINATION OF SERVICES

         3.1      Term.

                  (a) Subject to Section 3.2 hereof, FAF or one of its subsidiaries shall be obligated to provide the Services set forth on SCHEDULE A-1 hereto, and Landair Corporation or one of its subsidiaries shall be obligated to provide the Services set forth on SCHEDULE A-2 hereto until the earlier of (i) 18 months following the Distribution Date or (ii) termination of all Services (as defined herein) pursuant to Section 3.2 hereof; provided, however, that FAF or one of its subsidiaries shall be obligated to provide the information technology services described on SCHEDULE A-1 hereto until the third anniversary of the Distribution Date, unless such Service is terminated by Landair Corporation prior to such anniversary in accordance with Section 3.2 hereof.

                  (b) Notwithstanding anything to the contrary in this Agreement, the provisions of Articles 5 and 6 and Sections 1.4 (solely as relates to indemnification), 1.6 (solely as relates to indemnification), 4.2, 7.6, 7.7, 7.8, 7.11, 7.12 and 7.13 shall survive any termination of this Agreement or the provision of Services hereunder.

         3.2 Termination of Services. Any Recipient may at any time, upon thirty days irrevocable written notice to Provider, terminate all the Services or any Service (or any portion thereof) on a Service-by-Service basis. Any Provider may, at any time after the first anniversary of the date hereof, terminate any or all of the Services on three months irrevocable written notice to Recipient; provided, however, Recipient shall be entitled to continue receiving the information technology services set forth on Schedule A-1 hereto through the third anniversary date in its sole discretion. The provision of all Services pursuant hereto shall in any event terminate on or prior to the third anniversary of the date hereof. Upon termination of any Service, all administrative records relating to that Service as such records relate solely to Recipient which have not already been transferred to the sole possession of Recipient shall be so transferred, it being understood that Provider may retain copies of such records.


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                                   ARTICLE IV
                                   COOPERATION

         4.1 Cooperation. Each of the parties shall cooperate with and provide assistance to the other consistent with the terms and conditions hereof (including, without limitation, any limitations relating to software) to enable
(i) the full performance of all obligations hereunder, (ii) the review and audit of books and administrative records as they relate to the provision of Services, and (iii) Recipient, or any of its affiliates or third party service providers, to assume the performance of any and all Services upon termination or prior thereto; such cooperation and assistance to include without limitation providing the other party, its representatives and its agents (including, without limitation, its outside auditors) with reasonable access, during normal business hours and upon reasonable advance notice, to its employees, representatives and agents and its books, administrative records, offices and properties relating to the Services. Nothing in this Section 4.1 shall operate to grant any right to Recipient of Provider-owned software, data or other intellectual property.

         4.2 Provider Administrative Records. Each party providing Services hereunder shall keep administrative records regarding the provision of Services for itself regarding such Services prior to the Distribution, and for each Service shall retain such records for a period of twelve months following the cessation of Provider's provision of that Service to the Recipient. Recipient, its agents and representatives shall have reasonable access to such records (which term is not to be construed to include Provider Software) during normal business hours and upon reasonable advance notice from the date hereof through the end of the period for retaining such records pursuant to this Section 4.2.

         4.3 Periodic Review of Services. From time to time during the term of this Agreement, but not less frequently than once each quarter, the parties shall meet and discuss the nature, quality, and level of Services covered by this Agreement, any concerns either party may have in regard to such matters, and any amendments either party may wish to make to the Services specified on SCHEDULE A-1 OR A-2 hereto.

                                    ARTICLE V
                                  FORCE MAJEURE

         5.1 Force Majeure. Each party shall be relieved of its obligations hereunder if and to the extent that any of the following events or conditions directly or indirectly hinder, limit or make impracticable the performance by that party of any of its obligations hereunder: Act of God, war, riot, fire, earthquake, explosion, flood, sabotage, national defense requirement, strike, lockout, job action, injunction, act or order of a governmental agency or instrumentality thereof (whether of fact or law), act of a public enemy, embargo or other concerted act of workers, telecommunications failures or electrical failures; provided, that each party obligated to provide Services hereunder shall continue to have in place at all times disaster recovery procedures consistent with past practices to enable rapid recovery from any such event or condition. Such procedures may be subject to revision by each party obligated to provide Services hereunder from time to time as may be required in the


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ordinary course of business, provided, that such revisions do not adversely affect the levels of protection afforded by such procedures. Prior to being relieved of any obligations hereunder, each party obligated to provide Services hereunder shall have used commercially reasonable efforts (consistent with past practice) to remove or otherwise address the effects of any such event or condition as soon as practicable. Any Recipient hereunder shall be liable for all costs incurred by the applicable Provider hereunder in connection with any Service that such Provider fails to complete and provide as a result of any such event or condition.

                                   ARTICLE VI
                                 CONFIDENTIALITY

         6.1 Confidentiality. The parties acknowledge that in connection with the provision of Services hereunder, each may gain access to confidential and proprietary information regarding the other's financial and business affairs (hereinafter "Confidential Information" or "Information"). Each party hereby agrees to use commercially reasonable efforts to:

                  (a) confine its access to and examination of Confidential Information to the minimum Information necessary to enable any Provider hereunder to provide the Services hereunder and any Recipient hereunder to operate its business;

                  (b) limit access to such Information only to those individuals who reasonably need to receive such access to enable any Provider hereunder to provide the Services hereunder and any Recipient hereunder to operate its business;

                  (c) inform such individuals of the confidential nature of such Information and take all reasonable steps to secure the compliance of such individuals with the terms of this Article 6;

                  (d) use such Information solely to enable any Provider hereunder to provide the Services hereunder and any Recipient hereunder to operate its business;

                  (e) keep such Information confidential and not disclose it to any third party in any manner except as may be required by law or court order; and

                  (f) provide the other party with reasonable access to that party's employees, representatives and agents and its books and administrative records relating to the relevant business (including, without limitation, any and all computer access reports and security access reports) in order for the other party to monitor compliance with this Article 6. Notwithstanding the foregoing, disclosures of Information may be made to third parties:


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                  (i)      with the prior written consent of the party whose
                           Information it is;

                  (ii) if the Information is in the public domain and has entered the public domain through no fault of the party seeking to make such disclosure or its affiliates or representatives;

                  (iii) if the Information is lawfully acquired by the party seeking to make such disclosure or its affiliates or representatives from sources other than the party whose Information it is or its affiliates or representatives and the party seeking to make such disclosure, its affiliates or its representatives is not aware that such source was under any obligation (whether contractual, legal or fiduciary) to the party whose Information it is or any of its affiliates or representatives to keep such Information confidential; or

                  (iv) to the extent disclosure is compelled by law or court order.

Each party shall be responsible for any breach of this Article 6 caused by itself or any of its employees, agents or representatives. Anything contained herein to the contrary notwithstanding, the parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Article 6 was not performed in accordance with its terms, and that the parties shall be entitled to specific performance as the sole remedy.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Notices. All notices, requests, demands, consents, waivers and other communications required or permitted to be given under this Agreement (excluding invoices as described in Section 2.2 above) shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party or other person as shall be specified by notice given hereunder):


If to Provider to:                        If to Recipient to:
         Forward Air Corporation                   Landair Corporation
         Attention: General Counsel                Attention:  General Counsel
         430 Airport Road                          430 Airport Road
         P.O. Box 1058                             P.O. Box 1058
         Greeneville, Tennessee 37745              Greeneville, Tennessee  37745
         Fax No.: (423) 636-7274                   Fax No.: (423) 636-7274


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

         All such notices, requests, demands, waivers and communications shall be deemed received upon actual receipt thereof by the addressee or actual delivery thereof to the appropriate address.

         7.2 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect. The application of such invalid or unenforceable provision to persons or circumstances other than those as to which it has been held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

         7.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other party hereto; provided, (a) that either of the parties hereto may without such prior written consent transfer or assign its rights hereunder to one or more of its affiliates, but no such transfer arrangement shall release the transferring party of its obligations hereunder and (b) that any Provider hereunder may subcontract to any party so long as such Provider remains liable for the performance of Services provided by any such subcontractor.

         7.4 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and shall not be deemed to confer upon or give to any other party any remedy, claim, liability, reimbursement, cause of action or other right.

         7.5 Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         7.6 Jurisdiction and Consent to Service. In accordance with the laws of the State of Tennessee, and without limiting the jurisdiction or venue of any other court, the parties

                  (a) agree that any suit, action or proceeding arising out of or relating to this Agreement (other than proceedings arising under Section 2.3 above with respect to the amount of payment for Services) shall be brought solely in the state or federal courts of Tennessee;

                  (b) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement;


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                  (c) waive any objection which any of them may have to the
         laying of venue in any such suit, action or proceeding in any such court; and

                  (d) agree that service of any court paper may be made in any manner as may be provided under the applicable laws or court rules governing service of process in such court.

         7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Any conflicts between the language herein and the language used in the Distribution Agreement shall be resolved in favor of the language used herein.

         7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

         7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         7.10 Relationship of the Parties. In carrying out the provisions of this Agreement, FAF and Landair Corporation are and shall be deemed to be for all purposes, separate and independent entities. FAF and Landair Corporation shall select their employees and agents, and such employees and agents shall be under the exclusive and complete supervision and control of FAF or Landair Corporation, as the case may be. It is the express intent of this Agreement that the relationship of FAF to Landair Corporation and Landair Corporation to FAF shall be solely that of separate and independent companies and not that of a joint venture, partnership or any other joint relationship.
Neither party shall transact or commit the other party in any manner.

         7.11 Waiver. Any failure by either party to comply with any obligation, covenant or agreement herein or to fulfill any condition herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right or any other right hereunder by that party.

         7.12 Sole Remedy; No Damages. If either party becomes dissatisfied with the quality or level of Services provided hereunder, claims any breach of this Agreement by the other party or otherwise becomes dissatisfied with any matter relating hereto or arising herefrom, its sole remedy shall be termination of all or a part of the Services without right to seek actual, compensatory or consequential damages. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT IT IS HEREBY WAIVING CERTAIN LEGAL RIGHTS AND REMEDIES, AND THAT THIS WAIVER IS A FUNDAMENTAL ELEMENT OF THE BARGAIN BETWEEN THE PARTIES HERETO, WITHOUT WHICH PROVIDER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES FURTHER THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE OTHER PARTY MAY, BUT SHALL IN NO EVENT BE OBLIGATED TO, ADVANCE FUNDS OR INCUR COSTS IN CONNECTION WITH ITS PERFORMANCE HEREUNDER.

         7.13 Indemnification. Each Recipient hereunder, at its own expense, shall indemnify, defend and hold each Provider hereunder, its subsidiaries and their present or former officers, directors, shareholders, agents, employees, representatives, successors-in-interest, parents, affiliates, insurers, attorneys and assigns (collectively, the "Indemnified Parties") harmless from and against any claims, judgments, losses, deficiencies, damages, punitive or exemplary damages, fines or penalties, liabilities, costs and expenses (including reasonable attorneys' fees, charges and disbursements) whether required to be paid to a third party or otherwise incurred in connection with or arising from any claim, suit, action or proceeding ("Claim") against the Indemnified Party to the extent the basis of such Claim is that: (a) such Recipient has failed to pay any amounts owed to third parties in connection with the Services provided by such Provider under this Agreement; (b) a third party has been or may be injured or damaged in any way by any breach of such Recipient of any of its duties, representations or warranties under this Agreement; (c) such Recipient or any of its employees, agents, or servants acted improperly in connection with the notification, investigation, adjustment or settlement of claims and losses arising out of the Services described on SCHEDULES A-1 OR A-2 hereto, and (d) there is no other liability or obligation arising out of such Provider's administration or operation of the Services or functions described on SCHEDULES A-1 OR A-2 hereto, except to the extent that same arises from the gross negligence or willful misconduct of such Provider.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                             FORWARD AIR CORPORATION
                             f/k/a Landair Services, Inc., on behalf of itself and its wholly owned subsidiaries

                             By:
                                -----------------------------------------------

                             Its:
                                -----------------------------------------------


                             LANDAIR CORPORATION, on behalf of itself and its wholly owned subsidiaries

                             By:
                                -----------------------------------------------

                             Its:
                                -----------------------------------------------

                                  SCHEDULE A-1

                 SERVICES PROVIDED BY FAF TO LANDAIR CORPORATION


         FAF will provide, or cause to be provided, the following Services to Landair Corporation or its subsidiaries:

                                     SERVICE                                                       COST

I        Accounts payable......................................................  To be charged on a per check processed basis

II       Payroll...............................................................  To be charged based on the number of employees

III      Human resources services and benefit
         plan administration...................................................  To be charged based on the number of employees

IV       Settlement services.................................................... To be charged based on the number of owner-
                                                                                 operators

V        Central purchasing services............................................ Items ordered from Central Purchasing to be charged based on cost plus reasonable mark-up on such costs

VI       Accounting and legal services.......................................... To be charged cost of such services prorated 50% to
                                                                                 Landair Corporation and 50% to FAF.
VII      General administrative services
         (Chairman's salary and support staff,
         mail room functions, receptionists,
         corporate office maintenance staff, etc.).............................. To be charged cost of such services prorated 50%
                                                                                 to Landair Corporation and 50% to FAF.

VIII     Information technology services,
         including providing general computing
         services.  This will include the following:
         (a) maintaining connection to the two
         FAF Local Area Networks;
         (b) maintaining e-mail connection;
         (c) [AS 400]; (d) maintain and support
         FAF computer applications and provide
         Landair Corporation personnel with
         access to same......................................................... To be charged cost of such services prorated 50%
                                                                                 to Landair Corporation and 50%
                                                                                 to FAF.


         In connection with the information technology services described above, such services will be reviewed and adjusted by FAF and Landair Corporation every six months as needed. Access to FAF's applications and data provided to Landair Corporation's personnel will be reviewed and approved by the FAF security administrator.

                                  SCHEDULE A-2

                 SERVICES PROVIDED BY LANDAIR CORPORATION TO FAF


         Landair Corporation will provide, or cause to be provided, the following Services to FAF or its subsidiaries:

                                     SERVICE                                                       COST

I    Safety services............................................................ To be charged based on the number of trucks

II   Licensing/permitting/fuel tax.............................................. To be charged based upon number of trucks

III  Insurance/claims services (including
     maintaining relationships with brokers,
     coordination of claims processing and
     allocation between parties and assistance
     with reserve computations)................................................. To be charged as follows: (i) 50% of the costs of such services shall be allocated 50%/50% to each of
                                                                                 Landair Corporation and FAF and (ii) 50% of the
                                                                                 costs of such services shall be allocated based on
                                                                                 the number of claims processed.



IV   Recruiting/retention services.............................................. To be charged based on the number of drivers hired


V    Training center services................................................... To be charged based upon the number of drivers completing the training and orientation program in
                                                                                 Columbus
